Exhibit 99.1

SUBSCRIPTION AGREEMENT

PARK AND SELL CORP.
21 Chaparral Bay SE
Calgary, Alberta T2X 3P5

Dear Sirs:

     Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing _______________________________________________ (__________) shares of Common Stock of Park and Sell Corp. (the “Company”) at a price of $0.10 per Share (the “Subscription Price”).

     Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

     Purchaser further confirms that Mr. Michael Trumper and/or Mr. Ryan Lockhart solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Trumper and Mr. Lockhart.

MAKE CHECK PAYABLE TO: Park and Sell Corp.

Executed this _____day of ___________________, 2007.

__________________________________                             _______________________________________

__________________________________                             Signature of Purchaser

__________________________________
Address of Purchaser

__________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.10	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash: ___________ Check #: ___________		Other: _____________

PARK AND SELL CORP.

By: ______________________________

Title: _____________________________